UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

Kohlberg Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 455-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Kohlberg Capital Corporation (the “Company”) was unable to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Q3 2009 10-Q”) and its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”). As a result, the staff of The Nasdaq Stock Market (“Nasdaq”) had informed the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq listed companies to file on a timely basis periodic reports with the SEC. On the basis of the Company’s submission of materials to the Nasdaq staff, Nasdaq had granted the Company an exception to Nasdaq Listing Rule 5250(c)(1) allowing the Company until May 17, 2010 to regain compliance with that rule by filing the Q3 2009 10-Q and the 2009 10-K by that date. The Company was not able to meet the terms of the exception. Also as previously disclosed, the Company was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Q1 2010 10-Q”).

The May 19, 2010 Staff Determination letter stated that, because the Company did not meet the terms of the exception by filing the Q3 2009 10-Q and the 2009 10-K by May 17, 2010, unless the Company requests a hearing to appeal the Staff Determination letter by May 26, 2010, trading of the Company’s common stock will be suspended from The Nasdaq Global Select Market at the opening of business on May 28, 2010 and, thereafter, Nasdaq will file a Form 25-NSE with the SEC, which would remove the Company’s common stock from Nasdaq. The Staff Determination letter cited the Company’s inability to timely file the Q1 2010 10-Q as an additional basis for suspending and delisting the Company’s common stock from Nasdaq.

The Company intends to request a hearing to appeal the Nasdaq staff’s determination to a Hearings Panel. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. The Company’s request for a hearing regarding its delinquent filings will automatically stay the suspension of the Company’s common stock for a period of up to 15 days from the deadline to request a hearing. The Hearings Panel will review the request for an extended stay and notify the Company of its decision as soon as practicable but in no event later than 15 days following the deadline to request a hearing. In the event the Hearings Panel determines not to grant the Company’s request for an extended stay, the Company’s common stock will be immediately suspended and will remain suspended unless the Hearings Panel decision issued after the hearing determines to reinstate the listing of the Company’s common stock on Nasdaq.

The Company currently expects to file the Q3 2009 10-Q, the 2009 10-K and the Q1 2010 10-Q before the date of the hearing before the Hearings Panel.

The Staff Determination letter has no effect on the listing of the Company’s common stock at this time.

The Company issued a press release on May 25, 2010 disclosing its receipt of the May 19, 2010 letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

May 25, 2010	/S/ MICHAEL I. WIRTH
(Date)	Michael I. Wirth
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated May 25, 2010